Exhibit 99.01
Audited financial statements of Mint Leasing, Inc. as of December 31, 2007 and for the year ended December 31, 2007

The Mint Leasing, Inc.

FINANCIAL STATEMENT

December 31, 2007

The Mint Leasing, Inc.
FINANCIAL STATEMENTS
For The Year Ended December 31, 2007

PAGE

INDEPENDENT AUDITOR'S REPORT	1

FINANCIAL STATEMENTS

Balance Sheet December 31, 2007	2

Statement of Income and Retained Earnings for the year ended December 31, 2007	3

Statement of Cash Flows - for the year ended December 31, 2007	4

Notes to Financial Statement	5-9

PRATHER KALMAN, PC.

CERTIFIED PUBLIC ACCOUNTANTS
CONSULTANTS ▼ VALUATION SPECIALISTS

INDEPENDENT AUDITOR'S REPORT

Mint Leasing, Inc.
Houston, Texas

We have audited the balance sheet of The Mint Leasing, Inc., (S-Corporation) as of December 31, 2007 and the related statement of income and retained earnings and statement of cash flows for the year ended December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance that the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of The Mint Leasing, Inc. as of December 31, 2007, and the results of its operations and its cash flows for the year ended December 31, 2007, in conformity with U.S. generally accepted accounting principles.

/s/ Prather Kalman P.C.
Prather Kalman, PC
Houston, Texas June 4, 2008

2525 North Loop West, Suite 408 ▼ Houston, Texas 77008 ▼ ph 713.461.1038 ▼ fx 713.461.9104 ▼ www.pratherkalman.com

The Mint Leasing, Inc.
BALANCE SHEET
December 31, 2007

ASSETS
Current assets
Cash and cash equivalents	$552,182
Net investment in sales-type leases	29,812,352
Due from affiliates	303,000
Employee advances	500
Vehicle inventory	675,367
Prepaid expenses	25,229
Total current assets	31,368,630

Property and equipment, net	130,117

Other assets
Security deposits	25,199
Total other assets	25,199

Total assets	$31,523,947

LIABILITIES AND STOCKHOLDERS' EQUITY

Curent liabilities
Accounts payable	$1,090,506
Total current liabilities	1,090,506

Long-term liabilities
Line of credit	20,040,434
Total long term liabilities	20,040,434

Total liabilities	21,130,940

Stockholders' Equity
Common Stock, $1.00 par value; 100,000 shares authorized; 1,000 shares issued and outstanding	1,000
Additional paid-in capital	363,702
Retained earnings	10,028,305
Total stockholders" equity	10,393,007

Total liabilities and stockholders' equity	$31,523,947

The accompanying notes are an integral part of these financial statements.

The Mint Leasing, Inc.
STATEMENT OF INCOME AND RETAINED EARNINGS
For the Year Ended December 31, 2007

Revenues
Sales-type leases, net	$19,518,515
Amortization of unearned income related to sales-type leases	2,701,501
Total revenues	22,220,016

Cost of revenues
Cost of sales-type leases	14,697,062
Towing fees	3,664
Title fees	178,135
Repossession Expenses	38,933
Total cost of revenues	14,917,795

Gross profit	7,302,221

General and administrative expenses	2,664,871

Income from operations	4,637,350

Other income (expense)
Interest expense	(906,940)
Other Income	65,656
Total other income expense	(841,284)

Net Income	3,796,066
Retained earnings at beginning of year	6,652,239
Distributions	(420,000)
Retained earnings at end of year	$10,028,305

The accompanying notes are an integral part of these financial statements.

THE MINT LEASING, INC.
STATEMENT OF CASH FLOWS
For the Year Ended December 31, 2007

Cash flows from operating activities
Net income	$3,796,066
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	21,831
(Increase) decrease in:
Net investment in sale-type leases	(15,490,491)
Change in affiliate balance	(795,055)
Employee advances	1,600
Other assets	404,202
Prepaid Expenses	(22,229)
Increase (decrease) in:
Account Payable	738,171

Net cash used by operating activities	(11,345,905)

Cash flows from investing activities
Purchases of Property and Equipment	(80,108)

Net cash used by investing activities	(80,108)

Cash flows from financing activities
Distribution to shareholder	(420,000)
Net proceeds from the Line of credit	12,170,587

Net cash provided by financing activities	11,750,587

Net increase in cash and cash equivalents	324,574

Cash, beginning of year	227,608

Cash, end of year	$552,182

Supplemental disclosure of cash flow information:

Cash paid for interest	$906,203

The accompanying notes are an integralpart of these consolidated financial

The Mint Leasing, Inc.
Notes to the Financial Statements
December 31, 2007

NOTE 1-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Business Activity

The Mint Leasing, Inc. (the "Company") commenced operations on May 19, 1999 and is engaged in the business of leasing new and used vehicles to private owners under sales-type leases.

This summary of significant accounting policies of the Company is presented to assist in understanding the financial statements. These accounting policies reflect industry practices, conform to generally accepted accounting principles ("GAAP") in the United States of America and have been consistently applied to the preparation of the financial statements. The following items comprise the significant accounting policies of the Company.

Basis of Accounting

The Company maintains its accounts on the accrual basis of accounting in accordance with "GAAP".

Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with "GAAP". Those estimates and assumptions affect the reported amount of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

Revenue Recognition

Under sales-type leases, revenues representing the capitalized costs of the vehicles are recognized as income upon inception of the leases. The portion of revenues representing the difference between the gross investment in the lease (the sum of the minimum lease payments and the guaranteed residual value) and the sum of the present value of the two components is recorded as unearned income and amortized over the lease term using the sum-of-the-digits method. "GAAP" requires that the effective interest rate method be used to amortize unearned income. However, the effect of the use of the sum-of-the-digits method is not materially different from the results that would have been obtained had the effective interest rate method been followed. For the year ended December 31, 2007, amortization of unearned income totaled $2,701,501.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, cash in banks, and all highly liquid investments with original maturities of three months or less at the time of purchase.

At December 31, 2007, the Company had deposits with a financial institution totaling $804,721 in excess of FDIC insurance limits.

The Mint Leasing, Inc.
Notes to the Financial Statements
December 31, 2007

NOTE 1-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-CONTINUED

Allowance for Doubtful Accounts

Management has elected to record bad debts using the direct write-off method. "GAAP" requires that the allowance method be used to reflect bad debts. However, the effect of the use of the direct write-off method is not materially different from the results that would have been obtained had the allowance method been followed.

Inventory

Inventory consists of vehicles which have been turned in and is stated at the lower of cost, using specific identification, or market. Inventory totaled $675,367 at December 31, 2007.

Advertising

Advertising costs are charged to operations when incurred. Advertising costs for the year ended December 31, 2007 totaled $34,985.

Federal Income Tax

The Company has elected under the provision of Subchapter S of the Internal Revenue Code not to the taxed as a corporation. Under this provision, the Company does not pay federal corporate income tax on corporate taxable income. Instead, the shareholders are liable for individual federal income tax and have consented to include the income in their respective income tax returns. Accordingly, no provision has been made for federal income tax.

Financial Instruments

Statement of Financial Accounting Standards No. 157, "Disclosure About Fair Value of Financial Instruments," requires a disclosure of an estimate of fair value for certain financial instruments. The Company's significant financial instruments are cash, net investment in sales-type leases, inventory, short term assets and liabilities. The carrying values are approximate fair value for these financial instruments.

The Mint Leasing, Inc.
Notes to the Financial Statements
December 31, 2007

NOTE 1-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-CONTINUED

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation expense for all property and equipment is provided using the straight-line method. Cost and accumulated depreciation of assets as of December 31, 2007 are as follows:

Leasehold Improvements	$5,980
Furniture and Fixture	97,981
Computer and Office Equipment	147,430
251,391

Less: Accumulated Depreciation	(121,274)

Net Property and Equipment	$130,117

Expenditure for additions, major renewal and betterments are capitalized, and expenditures for maintenance and repairs are charged against income as incurred. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income.

Depreciation expense charged to operations was $21,831 for the year ended December 31, 2007.

NOTE 2- NET INVESTMENT IN SALES-TYPE LEASES

The Company's leasing operations consist principally of leasing vehicles under sales-type leases expiring in various years to 2011. Following is a summary of the components of the Company's net investment in sales-type leases at December 31, 2007:

Total Minimum Lease Payments to be Received	$27,072,477
Less Allowance for Uncollectible Amount	-
Residual Values	12,184,379
Less Unearned Income	(9,444,504)
Net Investment in Sales-Type Leases	$29,812,352

The Mint Leasing, Inc.
Notes to the Financial Statements
December 31, 2007

NOTE 2- NET INVESTMENT IN SALES-TYPE LEASES-CONTINUED

Minimum lease payments to be received as of December 31, 2007 for each of the next five years are as follows:

Year Ending December 31,
2008	$7,376,400
2009	7,061,513
2010	6,446,225
2011	5,231,415
2012	956,924
$27,072,477

NOTE 3-CLASSIFICATION OF VEHICLES

During the year ended December 31, 2007, the Company acquired and subsequently leased vehicles having an original cost basis of $14,697,062.   Vehicles purchased for sale as sales-type leases have been recorded as "Cost of Sales-Type Leases" on the statement of income.

NOTE 4-OPERATING LEASES

Under terms of a formal agreement, the Company leases office space from a related party through August 31, 2009. The monthly rental rate, amended by the shareholders, is currently $10,000. Rent expense related to this operating lease totaled $120,000 for the year ended December 31, 2007. Minimum future rental payments under there non-cancelable operating leases for each of next five years are as follows:

Year Ending December 31,
2008	$120,000
2009	96,000
$216,000

NOTE 5-NOTES PAYABLE

At December 31, 2007, the Company had a secured $30 million line of credit agreement with a bank which is used to finance the purchase of vehicles for lease. The line of credit is collateralized by a blanket assignment of all Company assets and an assignment of the stockholders' life insurance policies. The $30 million line of credit bears interest at 8.75%. Interest on the outstanding principal balance is paid monthly, with the unpaid principal balances

The Mint Leasing, Inc.
Notes to the Financial Statements
December 31, 2007

NOTE 5-NOTES PAYABLE-CONTINUED

and accrued interest due at maturity on February 16, 2009. At December 31, 2007, the outstanding balance on the line of credit was totaled $20,040,434.

NOTE 6-RELATED PARTY TRANSACTIONS

Under an informal arrangement, consulting fees totaling $62,400 were paid to a shareholder for services rendered during the year ended December 31, 2007.

The Company transacts business with companies that are related to one of the shareholders through ownership. At December 31, 2007, the shareholders owed a total of $303,000 to the related parties in connection with purchases of vehicles for lease during the year.

NOTE 7-CONCENTRATIONS OF CREDIT RISK

Regional concentrations exist in customer accounts, which are due to the Company's regional focus if the following states: Texas, Arkansas, Mississippi, Alabama, Georgia, Tennessee and Florida.

At December 31, 2007, the Company had deposits with a financial institution totaling $804,721 in excess of FDIC insurance limits.